SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 25, 2005 (August 23, 2005)

Furniture Brands International, Inc.
(Exact name of Registrant as specified in charter)

Delaware	I-91	43-0337683
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification Number)

101 South Hanley Road, St. Louis, Missouri 63105
(Address of principal executive offices) (zip code)

(314) 863-1100
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On August 23, 2005, the Company announced the appointment of Nancy W. Webster as President and Chief Executive Officer of Thomasville Furniture Industries, Inc., a subsidiary of the Company. Ms. Webster has served since 2003 as Vice President of Hardlines Product Design and Development for Target Corporation, which currently operates over 1,300 Target Stores in 47 states. At Target, she was responsible for brand development, sourcing strategies, and in-house product design and innovation in all home-related product categories. Prior to joining Target, Ms. Webster was Senior Vice President Creative Development for Spring Industries and before that she held various creative management positions with Fieldcrest Cannon, Inc.

The Company also announced that Thomas G. Tilley, Jr., who has served as President and Chief Executive Officer of Thomasville since 2003, will serve as President of Henredon Furniture Industries, Inc., also a subsidiary of the Company. Stephen K. McKee, who has served as President of Henredon since early 2004, has resigned to pursue other interests.

Item 9.01.	Financial Statements and Exhibits

(c)	99(a)
Press Release issued by the Company, dated August 23, 2005, announcing the appointment of Nancy W. Webster as President and Chief Executive Officer of Thomasville Furniture Industries, Inc. and of Thomas G. Tilley, Jr. as President of Henredon Furniture Industries, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Furniture Brands International, Inc.

By:	/s/ Steven W. Alstadt
Steven W. Alstadt
Controller and Chief Accounting Officer

Dated: August 25, 2005

EXHIBIT INDEX

Exhibit No.	Description

99(a)
Press Release issued by the Company, dated August 23, 2005, announcing the appointment of Nancy W. Webster as President and Chief Executive Officer of Thomasville Furniture Industries, Inc. and of Thomas G. Tilley, Jr. as President of Henredon Furniture Industries, Inc.